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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            TYLER TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

(TYLER TECHNOLOGIES LOGO)



                                                                  March 14, 2003



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Tyler Technologies, Inc. to be held on Thursday, May 1, 2003, at the Park Cities Hilton, 5954 Luther Lane, Dallas, Texas, commencing at 10:00 a.m. At this meeting you will be asked to select six directors for the ensuing year.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to sign, date, and return the enclosed proxy at your earliest convenience.

                                          Yours very truly,


                                          /s/ JOHN M. YEAMAN

                                          JOHN M. YEAMAN
                                          President and Chief Executive Officer

                            TYLER TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 2003


To the Stockholders of
            TYLER TECHNOLOGIES, INC.:

         The annual meeting of stockholders will be at the Park Cities Hilton, 5954 Luther Lane, Dallas, Texas, on Thursday, May 1, 2003, at 10:00 a.m., Dallas time. At the meeting, you will be asked to:

         (1) elect six directors to serve until the next annual meeting or until their respective successors are duly elected and qualified; and

         (2) transact such other business as may properly come before the meeting.

         Only stockholders of record on March 10, 2003 may vote at the annual meeting. A list of those stockholders will be available for examination at our corporate headquarters, 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225, from April 21 through May 1, 2003.

         PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Your prompt response will reduce the time and expense of solicitation.

         The enclosed 2002 Annual Report does not form any part of the proxy solicitation material.


                                       By Order of the Board of Directors

                                           /s/ H. LYNN MOORE, JR.

                                               H. Lynn Moore, Jr.
                                      Vice President, General Counsel, and
                                                    Secretary


Dallas, Texas
March 14, 2003

                               THE ANNUAL MEETING

PLACE, DATE, AND TIME

         The annual meeting will be held at the Park Cities Hilton Hotel, 5954 Luther Lane, Dallas, Texas on Thursday, May 1, 2003, at 10:00 a.m., Dallas time.

MATTERS TO BE CONSIDERED

         At the annual meeting, you will be asked to consider and vote upon proposals to (i) elect a board of six directors to serve until the next annual meeting, and (ii) transact such other business as may properly come before the meeting.

Proposal One - Election of Directors

         At the annual meeting, you will be asked to elect a board of six directors. The nominees for director are: John S. Marr, Jr.; Ben T. Morris; G. Stuart Reeves; Michael D. Richards; Glenn A. Smith; and John M. Yeaman. Each of the nominees currently serves on the board of directors. For more information regarding these nominees, see "Tyler Management - Directors, Nominees for Director, and Executive Officers."

         Each nominee has indicated that he is able and willing to serve as a director. If any of the nominees becomes unable to serve prior to the meeting, the persons named in the enclosed proxy will vote the shares covered by your executed proxy for a substitute nominee as selected by the board of directors. You may withhold authority to vote for any nominee by entering his name in the space provided on the proxy card.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
            STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

RECORD DATE AND VOTING

         Only stockholders of record on March 10, 2003 are entitled to vote at the annual meeting. On March 10, 2003, we had 45,722,733 shares of common stock issued and outstanding. Each stockholder will be entitled to one vote, in person or by proxy, for each share of common stock held in his or her name. A majority of our shares of common stock must be present, either in person or by proxy, to constitute a quorum for action at the meeting. Abstentions and broker nonvotes are counted for purposes of determining a quorum. Abstentions are counted in tabulating the votes cast on any proposal, but are not counted as votes either for or against a proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

VOTE REQUIRED

         The election of directors is determined by plurality vote.

PROXY SOLICITATION, REVOCATION, AND EXPENSE

         The accompanying proxy is being solicited on behalf of the board of directors. Your shares will be voted at the annual meeting as you direct in the enclosed proxy, provided that it is completed, signed, and returned to us prior to the annual meeting. No proxy can vote for more than six nominees for director. If you return a proxy but fail to indicate how you wish your shares to be voted, then your shares will be voted in favor of each of the nominees for director.

         After you sign and return your proxy, you may revoke it prior to the meeting either by (i) filing a written notice of revocation at our corporate headquarters, (ii) attending the annual meeting and voting your shares in person, or (iii) delivering to us another duly executed proxy that is dated after the initial proxy.

         We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy. In addition to use of the mail, we may solicit proxies by personal interview or telephone by our directors, officers, and employees. We may also engage the services of a proxy solicitation firm to assist us in the solicitation of proxies. We estimate that the fee of any such firm will not exceed $5,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to record stockholders, and we may reimburse them for their reasonable out-of-pocket expenses.


                                TYLER MANAGEMENT

DIRECTORS, NOMINEES FOR DIRECTOR, AND EXECUTIVE OFFICERS

         Below is a brief description of our directors, nominees for director, and executive officers. Each director holds office until our next annual meeting or until his successor is elected and qualified. Executive officers are elected annually by the board of directors and hold office until the next annual board meeting or until their successors are elected and qualified.

Directors, Nominees for Director, and Executive Officers

Name / Age                             Present Position                               Served Since
----------                             ----------------                               ------------

G. Stuart Reeves, 63................   Chairman of the Board                              2002
                                       Director                                           2001
John M. Yeaman, 62..................   Chief Executive Officer                            2000
                                       President                                          1998
                                       Director                                           1999
John S. Marr, Jr., 43...............   Director                                           2002
Ben T. Morris, 57...................   Director                                           2001
Michael D. Richards, 52.............   Director                                           2002
Glenn A. Smith, 49..................   Director                                           2001
Theodore L. Bathurst, 53............   Vice President and Chief Financial Officer         1998
Brian K. Miller, 44.................   Vice President - Finance                           1999
                                       Treasurer                                          1997
H. Lynn Moore, Jr., 35..............   Vice President and Secretary                       2000
                                       General Counsel                                    1998

Business Experience of Directors, Nominees for Director, and Executive Officers

         G. Stuart Reeves has served on the board of directors since June 2001. Mr. Reeves also serves as Chairman of the Executive Committee and is a member of the Audit Committee and a member of the Compensation Committee. From 1967 to 1999, Mr. Reeves worked for Electronic Data Systems Corporation ("EDS") a professional services company that offers its clients a portfolio of related systems worldwide within the broad categories of systems and technology services, business process management, management consulting, and electronic business. During his 32 years of service with EDS, Mr. Reeves held a variety of positions, including Executive Vice President, North and South America, from 1996 to 1999; Senior Vice President, Europe, Middle East, and Africa, from 1990 to 1996; Senior Vice President, Government Services Group, from 1988 to 1990; Corporate Vice President, Human Resources, from 1984 to 1988; Corporate Vice President, Financial Services Division, from 1979 to 1984; Project Sales Team Manager, from 1974 to 1979; and Systems Engineer and Sales Executive, from 1967 to 1974. Mr. Reeves also served on the EDS Board of Directors from 1988 until 1996. Mr. Reeves retired from EDS in 1999. Mr. Reeves also serves on the Board of Governors of Oklahoma State University Foundation and the Board of Directors of Park Cities Bank, Dallas, Texas.

         John M. Yeaman has served as President and Chief Executive Officer since April 2002. From March 2000 until April 2002, Mr. Yeaman served as President and Co-Chief Executive Officer, and from December 1998 until March 2000, Mr. Yeaman was President and Chief Executive Officer. Mr. Yeaman was elected to the board of directors in February 1999. Mr. Yeaman also serves on the Executive Committee and Compensation Committee of the board of directors. From 1980 until 1998, Mr. Yeaman was associated with EDS, where he most recently served as the director of a worldwide Strategic Support Unit managing $2 billion in real estate assets. Mr. Yeaman began his career with Eastman Kodak Company. Mr. Yeaman also serves on the Board of Directors of Park Cities Bank in Dallas, Texas.

         Ben T. Morris has served on the board of directors since June 2001. Mr. Morris also serves as Chairman of the Audit Committee and is a member of the Compensation Committee. In 1987, Mr. Morris co-founded Sanders Morris Harris ("SMH"), a full service investment banking, money management, and principal investor organization based in Houston, Texas, where he has served as its President and Chief Executive Officer since 1996, and from 1987 to 1996, he served as its Executive Vice President and Director of Investment Banking. From 1980 to 1986, Mr. Morris served as Chief Operating Officer of Tatham Corporation, a corporation principally engaged in the transportation and marketing of natural gas. From 1973 to 1980, Mr. Morris served in various executive capacities, including President and Chief Financial Officer, of Mid American Oil and Gas Inc., a company engaged in the business of oil and gas exploration and transportation. Prior to 1973, Mr. Morris was an accountant with Price Waterhouse & Co. Mr. Morris also serves as a director of Sanders Morris Harris Group, the parent corporation of SMH, Capital Title Group, and American Equity Investment Life Holding Company. Mr. Morris is a certified public accountant.

         Glenn A. Smith has served on the board of directors since June 2001 and is currently a member of the Executive Committee. Mr. Smith is President of our Courts and Justice Division and The Software Group, Inc. ("TSG"), a company he co-founded in 1981 and which we acquired in 1998. TSG develops and markets a wide range of software products and related services for county governments, with a focus on integrated judicial management and law enforcement systems. Prior to founding TSG, Mr. Smith was employed at Distributed Data Systems of Raleigh, North Carolina, in a software development project management capacity and, prior to that, at Texas Instruments Incorporated in Dallas, Texas as a software developer.

         John S. Marr, Jr. has served on the board of directors since May 2002 and is currently a member of the Executive Committee. Mr. Marr is also President of our Large Financial Division. Mr. Marr began his career with MUNIS, Inc. ("MUNIS") in 1983, which we acquired in 1998. Mr. Marr has been President of MUNIS since 1994. MUNIS develops and markets a wide range of software products and related services for county and city governments, schools, and not-for-profit organizations, with a focus on integrated financial and land management systems.

         Michael D. Richards has served on the board of directors since May 2002. Mr. Richards also serves as Chairman of Compensation Committee and is a member of the Audit Committee. Mr. Richards is the Chairman and Chief Executive Officer of Suburban Title, LLC d/b/a Reunion Title, an independent title insurance agency founded by Mr. Richards in September 2000 that operates in Dallas, Denton, Collin, Tarrant, and Rockwall Counties in Texas. From 1989 until September 2000, Mr. Richards served as President and Chief Executive Officer of American Title Company, Dallas, Texas, an affiliate of American Title Group, Inc., one of the largest title insurance underwriters in Texas during that time. From 1982 until 1989, Mr. Richards held various management positions with Hexter-Fair Title Company, Dallas, Texas, including President from 1988 until 1989. From 1974 until 1982, Mr. Richards worked for Stewart Title Guaranty Company, Dallas, Texas, during which time he held several key management positions including serving on its board of directors. Mr. Richards holds several positions with various associations, some of which include: Greater Dallas Chamber of Commerce, member of the Economic Development Advisory Council; Leukemia Society of America, Advisory Board Member; Greater Dallas Association of Realtors, Board Member; and Home Builders Association, Board Member.

         Theodore L. Bathurst has been Vice President and Chief Financial Officer since October 1998. Mr. Bathurst was previously an audit partner in the Dallas office of KPMG Peat Marwick LLP ("KPMG"), where he served as engagement partner on the accounts of a variety of information, communications, and technology companies.

Mr. Bathurst was also designated by KPMG as a Securities and Exchange Commission ("SEC") partner responsible for the review of filings made by public companies with the SEC. Mr. Bathurst, a certified public accountant, has been appointed a board member of the Texas Society of CPAs.

         Brian K. Miller has been Vice President - Finance and Treasurer since May 1999 and was Vice President - Chief Accounting Officer and Treasurer from December 1997 to April 1999. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. ("Metro"), a regional airline holding company. Mr. Miller was Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. From March 1994 to November 1995, Mr. Miller also held the position of Vice President and Chief Financial Officer of Lone Star Airlines, a regional airline. Mr. Miller is a certified public accountant.

         H. Lynn Moore, Jr. has been General Counsel since September 1998 and has been Vice President and Secretary since October 2000. From August 1992 to August 1998, Mr. Moore was associated with the law firm of Hughes & Luce, L.L.P. in Dallas, Texas where he represented numerous publicly-held and privately-owned entities in various corporate and securities, finance, litigation, and other legal related matters. Mr. Moore is a member of the State Bar of Texas.

COMMITTEES AND MEETINGS OF THE TYLER BOARD

         Our business is managed under the board of directors. Our board meets periodically during the year to review significant developments that affect our business and to act on matters requiring board approval. The board met five times during 2002. Each board member participated in at least 75% of all board and committee meetings held during the portion of 2002 that he served as a director and/or committee member.

         The board has established three committees for the purpose of devoting attention to specific subjects and to otherwise assist the board in the discharge of its responsibilities. These committees are the Audit Committee, Compensation Committee, and Executive Committee. Each of these committees is described below. We do not currently have a nominating committee; instead, the entire board of directors is responsible for selecting the nominees for election as directors and executive officers.

         Audit Committee. During 2002, the Audit Committee was comprised of Ben
T. Morris (Chairman), G. Stuart Reeves, and Michael D. Richards, each of whom is "independent" as defined by the New York Stock Exchange Listing Standards. The Audit Committee's duties include:

          o considering the independence of our independent auditors before we engage them;

          o reviewing with the independent auditors the fee, scope, and timing of the audit;

          o reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations, and significant findings during the audit;

          o reviewing our financial statements and related regulatory filings with the independent auditors; and

          o meeting periodically with management to discuss internal accounting and financial controls.

The Audit Committee met four times during 2002. On May 11, 2000, the board adopted the Tyler Audit Committee Charter. You may obtain a copy of this charter by contacting us at our corporate headquarters. For more information on the Audit Committee's activities during 2002, see "Report of the Audit Committee."

         Compensation Committee. During 2002, the Compensation Committee was comprised of Michael D. Richards (Chairman), Ben T. Morris, John D. Woolf, and John M. Yeaman. The Compensation Committee has final authority on all executive compensation and periodically reviews compensation, employee benefit plans, and other benefits paid to or provided for our officers and directors. The Compensation Committee also approves annual salaries and bonuses for officers to ensure that the recommended salaries and bonuses are not unreasonable. The Compensation Committee met once during 2002. Mr. Woolf resigned from the board in January 2003.

         Executive Committee. During 2002, the Executive Committee was comprised of G. Stuart Reeves (Chairman), John S. Marr, Jr., Glenn A. Smith, and John M. Yeaman. The Executive Committee has the authority to act for the entire board of directors, but may not commit to an expenditure in excess of $5,000,000 without full board approval. The Executive Committee meets periodically throughout the year.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers, and 10% or more stockholders file with the SEC and New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. These persons are required to furnish us with copies of all Section 16(a) reports they file with the SEC. Based solely on our review of the copies of the forms we received during 2002, we believe that all of our directors, officers, and 10% or more stockholders complied with all
Section 16(a) filing requirements during 2002.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 10, 2003 by (i) each "Named Executive Officer" (as defined in Regulation S-K of the Securities Act of 1933),
(ii) each director or nominee for director, (iii) each beneficial owner of more than 5% of our common stock, and (iv) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)         Amount and Nature of Ownership    Percent of Class (2)(3)
---------------------------------------         ------------------------------    -----------------------

William D. Oates
     2911 Turtle Creek Blvd., Suite 1100
     Dallas, Texas 75219......................         4,559,750(4)                               9.97%

Ulrich Otto
     Compagnie Financiere Otto
     18-20, Place de la Madeleine
     F-75008 Paris............................         3,866,378(5)                               8.46%

Louis A. Waters
     520 Post Oak Blvd, Suite 850
     Houston, Texas 77027.....................         2,105,800(6)                               4.41%

John S. Marr, Jr..............................         1,685,643(7)                               3.68%

Glenn A. Smith................................           994,238(8)                               2.17%

John M. Yeaman................................           780,517(9)                               1.69%

Ben T. Morris.................................           398,314(10)                                  *

Theodore L. Bathurst..........................           255,000(11)                                  *

H. Lynn Moore, Jr.............................           160,667(12)                                  *

G. Stuart Reeves..............................           105,001(13)                                  *

Brian K. Miller...............................            96,000(14)                                  *

Michael D. Richards...........................            46,667(15)                                  *

Directors, nominees, and executive officers
     as a group (9 persons)...................         4,522,047(16)                              9.61%

----------

*        Less than one percent of our outstanding common stock

(1) Unless otherwise noted, the address of each beneficial owner is our corporate headquarters: 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225.

(2) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, the stockholders listed in the table have both sole voting power and sole investment power with respect to their shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.

(3) Based on 45,722,733 shares of our common stock issued and outstanding at March 10, 2003. Each shareholder's percentage is calculated by dividing (a) the number of shares beneficially owned by (b) the sum of
         (i) 45,722,733 plus (ii) the number of shares such owner has the right to acquire within sixty days.

(4) Includes the beneficial ownership of 1,600,000 shares of common stock over which Mr. Oates has sole voting power, but no investment power, pursuant to collateral pledge agreements securing payment for the sale of such shares.

(5) Includes the beneficial ownership of 3,383,600 shares of common stock held in various investment entities in which Mr. Otto has sole voting and investment power.

(6) Includes the beneficial ownership of 2,000,000 shares of common stock subject to a warrant issued to Richmond Partners, Ltd. at an exercise price of $2.50 per share. Mr. Waters is the sole general partner of Richmond and is deemed the beneficial owner of these shares.

(7) Includes the beneficial ownership of (a) 192,277 shares of common stock held by a partnership in which Mr. Marr is the general partner and has sole voting and investment power and (b) 66,667 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(8) Includes the beneficial ownership of 66,667 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(9) Includes the beneficial ownership of (a) 391,667 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days and (b) 7,300 shares of common stock owned by a foundation in which Mr. Yeaman is deemed to have shared voting power.

(10) Includes the beneficial ownership of (a) 333,380 shares of common stock subject to a warrant issued to SMH, of which Mr. Morris is President and Chief Executive Officer and is therefore deemed to have investment power over the shares, and (b) 8,334 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(11) Includes the beneficial ownership of 230,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(12) Includes the beneficial ownership of 108,667 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(13) Includes the beneficial ownership of 40,001 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(14) Includes the beneficial ownership of 95,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(15) Includes the beneficial ownership of 6,667 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(16) Includes: (a) 333,380 shares of common stock subject to warrants; (b) 1,013,670 shares of common stock that are issuable upon the exercise of stock options that are exercisable within sixty days; and (c) 7,300 shares of common stock held in a foundation in which named persons have sole or shared voting and/or investment power. Mr. Waters resigned as Chairman of the Board and Co-Chief Executive Officer in April 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding the compensation paid to our "Named Executive Officers" for all of the services they rendered to us during fiscal years 2002, 2001, and 2000.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                   LONG-TERM COMPENSATION AWARDS
                               -------------------------------------------------    -----------------------------
                                                                        OTHER                        SECURITIES
                                                                        ANNUAL      RESTRICTED       UNDERLYING
NAME AND PRINCIPAL                                                     COMPEN-        STOCK           OPTIONS/        ALL OTHER
     POSITION                   YEAR      SALARY           BONUS       SATION(1)      AWARDS            SARS         COMPENSATION
--------------------           -------  -----------     ----------    ----------    ----------      ------------     ------------

John M. Yeaman                   2002     $300,000        $367,500     $     --      $    --                --         $   --
    President and                2001      225,000         157,500           --           --           250,000             --
    Chief Executive              2000      225,000              --           --           --                --             --
    Officer(2)

Louis A. Waters                  2002       78,856(3)           --           --           --                --             --
    Co-Chief                     2001      300,000         210,000           --           --                --             --
    Executive Officer            2000      233,077              --           --           --                --             --

John S. Marr, Jr                 2002      250,000         260,000           --           --                --             --
    President -                  2001      200,000         272,000           --           --           100,000             --
    Large Financial              2000      200,000              --           --           --                --             --
    Division

Glenn A. Smith                   2002      250,000         232,000           --           --                --             --
    President -                  2000      200,000         174,441           --           --           100,000             --
    Courts and                   2001      200,000         120,000           --           --                --             --
    Justice Division

Theodore L. Bathurst             2002      252,400         102,500           --           --                --             --
    Vice President and           2000      252,400          35,000           --           --            60,000             --
    Chief Financial              2001      252,400              --           --           --                --             --
    Officer

H. Lynn Moore, Jr                2002      200,000         154,000           --           --                --             --
    Vice President,              2001      120,000         150,000           --       53,500(4)        100,000             --
    General Counsel,             2000      120,000          80,000           --           --                --             --
    and Secretary

----------

(1) Some of our executive officers receive personal benefits in addition to their salary. The aggregate amount of these benefits, however, does not exceed the lesser of $50,000 or 10% of his total annual salary.

(2)  Mr. Yeaman has been President and Chief Executive Officer since April 2002.

(3) Mr. Waters was elected Co-Chief Executive Officer in March 2000. Mr. Waters resigned as Chairman of the Board and Co-Chief Executive Officer in April 2002.

(4) On April 4, 2001, Mr. Moore vested in 50,000 restricted shares of common stock with a market value of $1.07 per share.

         OPTION/SAR EXERCISES DURING 2002 AND YEAR-END OPTION/SAR VALUES

         The following table shows stock option exercises during 2002 by each of the "Named Executive Officers" and the value of unexercised options at December 31, 2002:

                                                                                            VALUE OF UNEXERCISED
                                                                     NUMBER OF                   IN-THE-MONEY
                                                            UNEXERCISED OPTIONS/SARS AT        OPTIONS/SARS AT
                                  NUMBER OF                      DECEMBER 31, 2002           DECEMBER 31, 2002(1)
                                   SHARES        VALUE      ---------------------------   -------------------------
             NAME                 EXERCISED    REALIZED(1)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------------------   ---------    -----------  ---------------------------   -------------------------

John M. Yeaman..............           --            --           308,334 / 216,666         $ 219,877 / $434,998
John S. Marr, Jr. ..........           --            --            33,334 /  66,666         $  85,002 / $169,998
Glenn A. Smith..............           --            --            33,334 /  66,666         $  85,002 / $169,998
Theodore L. Bathurst........       15,000      $ 22,574           210,000 /  90,000         $  25,500 / $102,000
H. Lynn Moore, Jr. .........           --            --            75,334 /  74,666         $  87,952 / $169,998

----------

(1) Amount is based on a year-end market value of $4.17 per share.

COMPENSATION OF DIRECTORS

         Each non-employee director receives an annual fee of $15,000, plus $1,000 for each board meeting and $500 for each committee meeting attended.

         On May 9, 2002, the board approved discretionary grants of stock options to our non-employee directors. These grants included options to purchase: (a) 5,000 shares of common stock to Ben T. Morris; (b) 100,000 shares of common stock to G. Stuart Reeves; and (c) 20,000 shares of common stock to Michael D. Richards. Each of these option grants vest in equal installments on the first, second, and third anniversary of the date of grant and each have an exercise price of $5.27 per share.

CERTAIN TRANSACTIONS

         In August 2002, we consummated an agreement to purchase 1,100,000 of our common shares from William D. Oates, a former director of Tyler, for a cash purchase price of $4,000,000. In October 2002, we repurchased an additional 400,000 of our shares as part of the initial agreement by assigning our rights and obligations under a Data License and Update Agreement associated with our discontinued information property records service business to eiStream. eiStream is an affiliate of William D. Oates.

EMPLOYMENT CONTRACTS

         On October 7, 1998, we entered into an employment agreement with Theodore L. Bathurst, which provides that the company pay Mr. Bathurst for his services as Vice President and Chief Financial Officer of the company a salary of $250,000. Mr. Bathurst will participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement also provides for a severance payment equal to one year of his current base salary if he is terminated for any reason other than cause, as specified in the agreement.

         On December 9, 1998, we entered into a five-year employment agreement with H. Lynn Moore, Jr., which provides that the company pay Mr. Moore for his services as General Counsel of the company annual compensation of $200,000 per year. Mr. Moore will participate in additional performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement provides for a severance payment equal to the amount of compensation due for the remainder of the term of the agreement if he is terminated for any reason other than cause or upon a change in control of the company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 2002, the Compensation Committee consisted of Michael D. Richards (Chairman), Ben T. Morris, John D. Woolf, and John M. Yeaman. During 2002, Mr. Yeaman served as President and Chief Executive Officer of the Company. Mr. Woolf resigned from the board in January 2003.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee has the responsibility for final approval for all compensation to our officers and directors, including the duty to ensure that compensation paid to executive officers does not exceed reasonable amounts and is based on objective standards. The Compensation Committee approves or disapproves the recommendations of management regarding compensation according to the guidelines set forth below.

         We strive to employ outstanding management in order to obtain outstanding results. To attract and retain high-level individuals, we may pay above-median compensation or provide stock ownership and stock option incentives to our executive officers. From time to time, salaries, bonuses, and other compensation of our executive officers are evaluated by reference to nationwide comparisons for the industries in which we operate.

         A substantial portion of each of our executive officer's potential total compensation is in the form of bonuses and options. Annual bonuses vary significantly based on our financial results and revenue growth, the achievement of strategic objectives, extraordinary individual achievement, and each individual's contribution toward our performance. The Compensation Committee met once during 2002.

Chief Executive Officer Compensation

         John M. Yeaman has served as President since December 1998 and Chief Executive Officer since April 2002. From March 2000 until April 2002, Mr. Yeaman shared Co-Chief Executive Officer duties with Mr. Louis A. Waters. In 2002, Mr. Yeaman's cash compensation consisted of a base salary of $300,000 with a bonus equal to 123% of his base salary. In determining Mr. Yeaman's cash compensation in 2002, the Compensation Committee considered several factors, including:


          o management's goal of year-over-year improved revenue growth and profitability;

          o management's focus on strengthening our balance sheet by maintaining low levels of outstanding indebtedness coupled with high levels of available cash;

          o management's strategic mission to increase profitability through sustained internal growth;

          o management's continued drive to reduce general and administrative expenses as a percentage of revenues;

          o    management's directive to develop and deploy premier technology;

          o Mr. Yeaman's contributions to the achievement of each of these strategic initiatives; and

          o the levels of compensation of chief executive officers of companies of similar size in similar industries.

          This report is submitted by the Compensation Committee.

                  Michael D. Richards, Chairman
                  Ben T. Morris
                  John M. Yeaman

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements contained in the Annual Report, including a detailed discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. The Audit Committee met four times during 2002.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

         This report is submitted by the Audit Committee.

              Ben T. Morris, Chairman
              G. Stuart Reeves
              Michael D. Richards

STOCK PERFORMANCE CHART

         The following chart compares the return on our common stock for the last five years with the Standard and Poors ("S&P") 500 Index and the S&P 600 Information Technology Index. The comparison assumes $100 was invested on December 31, 1997 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends and distributions.

                              (PERFORMANCE GRAPH)


                          TOTAL RETURN TO SHAREHOLDERS
                         (DIVIDENDS REINVESTED MONTHLY)


                            ANNUAL RETURN PERCENTAGE
                                  YEARS ENDING

COMPANY / INDEX                          DEC98   DEC99    DEC00    DEC01    DEC02
---------------                          -----   ------   ------   ------   ------
TYLER TECHNOLOGIES INC                   11.36   (10.20)  (69.32)  169.63    (8.35)
S&P 500 INDEX                            28.58    21.04    (9.10)  (11.89)  (22.10)
S&P 600 INFORMATION TECHNOLOGY           (0.31)   69.55   (28.76)   (3.74)  (36.42)


                                 INDEXED RETURNS
                                BASE YEARS ENDING

                                 PERIOD
COMPANY / INDEX                  DEC97    DEC98    DEC99    DEC00    DEC01    DEC02
---------------                  ------   ------   ------   ------   ------   ------
TYLER TECHNOLOGIES INC             100    111.36   100.00    30.68    82.73    75.82
S&P 500 INDEX                      100    128.58   155.63   141.46   124.65    97.10
S&P 600 INFORMATION TECHNOLOGY     100     99.69   169.02   120.41   115.91    73.69


                              STOCKHOLDER PROPOSALS

     Any proposal that a stockholder desires to present at the 2004 annual meeting must be received by us at our principal executive office no later than November 26, 2003.

                              INDEPENDENT AUDITORS

         Ernst & Young LLP acted as our independent auditors for 2002. Ernst & Young's fees for all professional services during 2002 were $403,000. The following table sets forth a summary of such fees by major type of services.

                           Audit Services                   $   354,000
                           Audit Related Services                29,000
                           Tax Services                          20,000
                           Other Services                            --
                                                            -----------
                           Total                            $   403,000

Audit related services generally include fees for accounting consultations, SEC filings, and audit of our employee benefit plan.

         One or more representatives of Ernst & Young LLP will attend the annual meeting, will have an opportunity to make a statement, and will respond to appropriate questions from stockholders. The Audit Committee has not yet appointed the independent auditors for 2003.


                                           By Order of the Board of Directors,

                                               /s/ H. LYNN MOORE, JR.

                                                   H. Lynn Moore, Jr.
                                            Vice President, General Counsel,
                                                      and Secretary

Dallas, Texas

March 14, 2003

                                   DETACH HERE
--------------------------------------------------------------------------------


================================================================================

                                      PROXY

                            TYLER TECHNOLOGIES, INC.

                       THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby (1) acknowledges receipt of the Notice dated March 31, 2003 of the annual meeting of stockholders of Tyler Technologies, Inc. (the "Company") to be held at the Park Cities Hilton, 5954 Luther Lane, Dallas, Texas, on Thursday, May 1, 2003, at 10:00 a.m., Dallas time, and the proxy statement in connection therewith, and (2) appoints G. Stuart Reeves and John M. Yeaman, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon, and act with respect to, all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person, or by substitute, at such meeting, or at any adjournment thereof, that proxy, so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.


---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                              SIDE
---------------                                                  ---------------

================================================================================

(TYLER TECHNOLOGIES, INC. LOGO)     VOTE BY INTERNET - www.proxyvote.com
5949 SHERRY LANE
SUITE 1400                          Use the Internet to transmit your voting
DALLAS, TX 75225                    instructions and for electronic delivery of
                                    information up until 11:59 RM. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.


                                    VOTE BY MAIL

                                    Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tyler Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                               YOUR VOTE IS IMPORTANT!

                                    DO NOT RETURN YOUR PROXY CARD IF YOU ARE
                                    VOTING BY INTERNET.

                                    Please sign this proxy and return it
                                    promptly, whether or not you expect to
                                    attend the meeting. You may, nevertheless, vote in person if you do attend.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     TYLER1     KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------------------------------------
                                                                          DETACH AND RETURN THIS PORTION ONLY

                 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
================================================================================

TYLER TECHNOLOGIES, INC.

    THIS PROXY WILL BE VOTED AS SPECIFIED BELOW.
    IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
    VOTED FOR THE MATTER SPECIFICALLY REFERRED TO BELOW.    FOR WITHHOLD FOR ALL     To withhold authority to vote, mark "For All
                                                            ALL   ALL    EXCEPT      Except" and write the nominee's number on the
    1.  Election of Directors                                                        line below.
                                                            [ ]   [ ]    [ ]
        NOMINEES:
        01) John S. Marr, Jr.   04) Michael D. Richards
        02) Ben T. Morris       05) Glenn A. Smith
        03) G. Stuart Reeves    06) John M. Yeaman

   2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


   MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.           [ ]

   Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.
   If executed by a corporation, the proxy should be signed by a duly authorized officer.

   ------------------------------------------------         ---------------------------------------------

   ------------------------------------------------         ---------------------------------------------
   Signature [PLEASE SIGN WITHIN BOX]   Date                Signature (Joint Owners)          Date